UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2009 (February 23, 2009)

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)

One Energy Square, Suite 200
4925 Greenville Avenue, Dallas, TX 75206
(Address of Principal Executive Offices)

214-800-2663
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Amended Form 8-K and other reports filed by Glen Rose Petroleum Corporation (the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item. 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Glen Rose Petroleum Corporation has restated its financial statements as of and for the six months ended September 30, 2008 in its Form 10-Q for the period ending December 31, 2008. The restatement was made primarily to reclass certain lease operating expenses that should have been capitalized. The impact of such restatement to the financial statements as of September 30, 2008 is:

	As of September 30, 2008
	As Originally
	Presented	Adjustments		As Restated
Consolidated Condensed Balance Sheet
Total current assets	$958,731		$-	$958,731
Total assets	6,615,734	1)	178,603	6,794,337
Total current liabilities	3,128,470	1)	18,789	3,147,259
Total liabilities	3,218,876	1)	18,789	3,237,665
Accumulated deficit	(47,782,927)	1)	525	(47,623,113)
Total stockholder's equity	$3,396,858	$1)	159,814	$3,556,672

	For Six Months Ended
	September 30, 2008
	As Originally
	Presented		Adjustments	As Restated
Consolidated Condensed Statement of Operations
Total revenue	$72,871		-	$72,871
Total operating costs and expenses	1,604,254	1)	(159,814)	1,444,440
Loss from operations	(1,531,382)	1)	159,814	(1,371,568)
Net income (loss)	(1,532,131)	1)	159,814
Net income (loss) per share:
Basic and Diluted	$(0.16)			$(0.14)

1) To reclassify amounts that were reported as lease operating expenses that should have been reported as capital assets. The liabilities were affected due to reclassification of payables. The Company reviewed costs which were charged to operations as lease operating expenses and determined that these expenses should have been capitalized as development cost. This restatement is being made to reflect the proper treatment of these costs.

The Company determined the non-reliance on the previous financial statements referenced above through an audit committee meeting contemporaneously with the authorization of its filing the Form 10-Q the period ending December 31, 2008 on February 23, 2009 when the noted restatement was included in the Form 10-Q

On September 25, 2008 the Company changed its independent auditor to Jonathon P. Reuben CPA an Accountancy Corporation. The Company's previous independent auditor required the relevant expenditures to be expensed. The Company's current independent auditor advised the Company to capitalize the expenditures as described herein.

The Company's audit committee discussed the restatement in connection with its review and approval of the Form 10-Q for the period ending December 31, 2008 that was filed on February 23, 2009.

Authorized officers discussed the restatement with the independent auditor. Company management discussed whether to expense or capitalize the relevant expenditures with its current auditor. The auditor agreed with management that these expenditures should be capitalized rather than expensed. The Company's audit committee concurred. Although this decision was the result of discussions over several weeks, actual notice of concurrence from the independent auditor was concurrent with the auditor's review of the Company's financial statements completed February 23, 2008.

The Company's independent auditor has been provided a copy of this Form 8-K, and the Company asked its independent auditor to send the Securities and Exchange Commission stating whether it concurs with the restatement. A copy of the Company's independent auditor letter in response is attached herewith as Exhibit 4.02 to this Amended Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.02-1 – Letter dated March 27, 2009 from Jonathon P. Reuben CPA an Accountancy Corporation

Exhibit 4.02-2 – Letter dated March 27, 2009 from Jonathon P. Reuben CPA an Accountancy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2009
GLEN ROSE PETROLEUM CORPORATION

By: /s/ Joseph F. Langston Jr.
Joseph F. Langston Jr., President